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                                                                    EXHIBIT 23.3



     We hereby consent to the reference to our firm under the caption "Legal Matters" in the joint proxy statement/prospectus included as a part of the Registration Statement on Form S-4 and to the filing of the form of this opinion as an exhibit to the Registration Statement and to the related summary of that opinion which is included within the discussion under the caption "Tax Consequences for Heritage Stockholders" in the joint proxy statement/prospectus.



                                    /S/ MALIZIA SPIDI & FISCH, PC
                                    -----------------------------
                                    MALIZIA SPIDI & FISCH, PC



April 21, 2000